SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                September 1, 2005


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

               0-26694                                93-0945003
      ------------------------             ---------------------------------
      (Commission file number)             (IRS employer identification no.)

            585 West 500 South, Bountiful, Utah          84010
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         (Address of principal executive offices)      (Zip code)


                                 (801) 298-3360
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              (Registrant's telephone number, including area code)



                   This document contains a total of 12 pages.

Item 1.01 Entry into a Material Definitive Agreement

         On March 7, 2005, we entered into a Purchase Agreement with Galen Partners III, L.P., Galen Partners International III, L.P., and Galen Employee Fund III, L.P. (collectively, "Galen Partners") whereby Galen Partners agreed to purchase a convertible promissory note ("Note") in the aggregate principal amount of $1,000,000 within 20 days of our request which request can be made at any time before September 30, 2005. The Note has a term of three years and bears interest at the rate of 12% per annum, with accrued interest to be paid July 1 and January 1 of each year the Note remains outstanding. The entire outstanding principal amount due on the Note may, at Galen Partner's option, be converted into fully paid and nonassessable shares of our common stock. The conversion price will be 110% of the average closing share price for our common stock as reported on NASDAQ or the OTC Bulletin Board for the twenty (20) consecutive trading days prior to the date of the issuance of the Note. This arrangement amended and restated a prior Purchase Agreement between the parties that was executed in March 2004.

         On September 1, 2005, the parties amended the March 7, 2005 Purchase Agreement to extend the option period from September 30, 2005 to March 31, 2006 without the consideration of additional warrants for shares of common stock and to allow the Company to exercise the option in principal amounts of less than $1,000,000, provided that the total aggregate principal amount of the outstanding obligations cannot exceed $1,000,000.

         On September 1, 2005, the Company also requested that Galen Partners purchase a Note in the principal amount of $500,000 on the terms described above. The Company expects to receive the $500,000 in loan proceeds within 20 days of the request. The loan proceeds will be used primarily to fund capital expenses associated with two new company manufactured product lines anticipated to launch in 2005.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

         See response to Item 1.01.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

         a.       Financial Statements of Businesses Acquired.

                  Not applicable.

         b.       Pro Forma Financial Information.

                  Not applicable.

         c.       Exhibits.

                  Number                      Description
                  ------                      -----------

                  10.1 Amendment No. 1 to the Purchase Agreement Between the Company and Galen Partners
                  10.2 Form of $500,000 Promissory Note to be Issued to Galen Partners

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.




Date: September 1, 2005          By   /s/ Jeffrey M. Soinski
                                    --------------------------------------------
                                    Jeffrey M. Soinski
                                    President, Chief Executive Officer, Director

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